UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 18, 2009
Date of Report
(Date of earliest event reported)
HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13790 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)
13403 Northwest Freeway
Houston, Texas 77040-6094
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Judy C. Bozeman, 67, was elected to the Board of Directors of HCC Insurance Holdings, Inc. on November 18, 2009, and will serve on the Compensation Committee and the Investment & Finance Committee. Since 1982, Ms. Bozeman has been Chairman of the Board, President and Chief Executive Officer of Woodway Financial Advisors, A Trust Company, which provides wealth management, estate and trust administration and financial planning, and which currently has trust and investment assets under management in the amount of $1.1 billion.
Edward H. Ellis, Jr. has informed the Company that he will resign from the Board of Directors effective upon his retirement from the Company at the expiration of his Employment Agreement on December 31, 2009. In addition, our Compensation Committee approved an amendment to the outstanding options held by Mr. Ellis to the effect that those options that are vested on December 31, 2009 shall remain exercisable for their term.
In addition, on November 18, 2009, the Company entered into a Consulting Agreement with Mr. Ellis to take effect on January 1, 2010. The Consulting Agreement has a term of one year provided that it is terminable by either party on sixty days’ notice. Under the Consulting Agreement, Mr. Ellis will provide up to 1100 hours of service to the Company as requested by the Company. Mr. Ellis will receive compensation in the amount of $200,000 per annum under the Consulting Agreement and is eligible for consideration for an additional bonus at the discretion of the Company. The Consulting Agreement contains Confidentiality, Non-Solicitation and Non-Competition Provisions that are similar to those contained in Mr. Ellis’s current Employment Agreement. A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The Company entered into an Amended and Restated Employment Agreement with Cory L. Moulton on November 23, 2009. The Amended and Restated Employment Agreement amended the terms of Mr. Moulton’s existing Employment Agreement to delete the concept of Special Reason termination and to provide that upon termination upon certain for Cause events, without Cause, for Good Reason or upon a Change in Control (as such terms are defined in the Amended and Restated Employment Agreement), Mr. Moulton will receive the greater of a lump sum payment equal to the remaining Base Salary under the agreement or a lump sum payment equal to twelve months Base Salary. In addition, the Compensation Committee agreed to amend Mr. Moluton’s outstanding option and restricted stock agreements to provide that upon termination for any reason other than certain for “Cause” events, as set forth in the Agreement, any options or restricted stock held by Mr. Moulton on the termination date shall immediately vest. All other provisions of the original Employment Agreement remain unchanged. A copy of the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.
The Board of Directors of the Company has adopted a resolution that after the resignation from the Board by Mr. Ellis, it shall be the policy of the Board that the Chief Executive Officer of the Company shall serve as the only management director on the Board of Directors.

Item 9.01	Financial Statement and Exhibits.

No.	Exhibit

10.1	Consulting Agreement effective as of January 1, 2010 by and between HCCS Corporation dba HCC Service Company and Edward H. Ellis, Jr.

10.2	Amended and Restated Employment Agreement dated effective as of November 30, 2009 by and between HCC Insurance Holdings, Inc. and Cory L. Moulton

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
Dated: November 23, 2009	By:	/s/ Randy D. Rinicella
Randy D. Rinicella,
Senior Vice President and General Counsel

Exhibit Index

No.	Exhibit

10.1	Consulting Agreement effective as of January 1, 2010 by and between HCCS Corporation dba HCC Service Company and Edward H. Ellis, Jr.

10.2	Amended and Restated Employment Agreement dated effective as of November 30, 2009 by and between HCC Insurance Holdings, Inc. and Cory L. Moulton